EXHIBIT 99.3

                                     PROXY

                               EDIFY CORPORATION

                           2840 San Tomas Expressway
                         Santa Clara, California 95051

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jeffrey M. Crowe and ____________, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.001 par value, of Edify Corporation held of record by the undersigned on __________, 1999, at the special meeting of stockholders of Edify Corporation to be held on ________________________, at _____________, local time, and at any postponements or adjournments thereof.

        The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement.

        This proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any adjournments or postponements thereof as directed. If no direction is indicated, the proxy will be voted FOR the proposal and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the meeting and any postponement or adjournment of the meeting.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR
                   SHARES MAY BE REPRESENTED AT THE MEETING.


SEE RESERVE                                                        SEE REVERSE
   SIDE      CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE    SIDE

                                  DETACH HERE


[X]       Please mark
          vote as in
          this example.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

1.      To approve and adopt the Agreement and Plan of Merger dated as of May      FOR     AGAINST      ABSTAIN
        16, 1999, by and among Security First Technologies Corporation, Sahara     [ ]       [ ]          [ ]
        Strategy Corporation and Edify Corporation, and the merger of Sahara with and into Edify.



2.      To transact any other business that may properly come before the Edify     FOR     AGAINST      ABSTAIN
        special meeting or any postponement or adjournment of the special          [ ]       [ ]         [ ]
        meeting.

Mark here for address change and note at left [ ]
Mark here if you plan to attend the meeting   [ ]

Please sign exactly as your name appears on this proxy card. If more than one name appears, all named persons should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:                      Date:           , 1999    Signature:                     Date:           , 1999
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